UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.      )

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SCPIE HOLDINGS INC.

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(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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[LETTERHEAD OF SCPIE HOLDINGS INC.]

May 30, 2006

Dear Fellow Stockholders:

Do you really want a corporate raider to control three seats on our board?

Do you really think Joe Stilwell will look after your best interests – or will he instead pursue his own short-term agenda and use his board seats to further his own interests?

Stilwell Has Pursued Ten Other Companies. Over the past six years, Stilwell has targeted ten other public companies. In some of these cases he has commenced proxy solicitations to place his hand-picked candidates on these boards of directors. Indeed, at the same time that he has been waging a proxy contest against SCPIE, he has been doing the same thing to two other companies.

Stilwell’s expertise seems clearly in being a corporate raider, not in managing a medical malpractice company to promote the best interests of its stockholders and insureds.

The Stilwell Misstatements. Stilwell has spread himself so thin in all of these contests that it is no wonder that he can’t get his facts straight with regard to SCPIE. Please don’t fall for the misstatements and misrepresentations in his letters. Most recently, Stilwell has made unfounded personal attacks against two of our board members. He claims that SCPIE hired Guy Carpenter & Company as its assumed reinsurance broker because SCPIE director Willis T. King, Jr. was its Vice Chairman. This statement is false. SCPIE did not even begin its assumed reinsurance business until August 1999, months after Mr. King left Guy Carpenter. SCPIE in fact dealt with many reinsurance brokers other than Guy Carpenter in its assumed reinsurance.

Also false is Stilwell’s assertion that SCPIE was induced to guarantee the insurance policies of Highlands Insurance Group. In addition, contrary to Stilwell’s statements, SCPIE has not lost money on Highlands. To date, SCPIE has not been obligated to pay, nor has it paid, any Highlands claims.

The Disturbing Stilwell Pattern of Misrepresenting Directors’ Records. Unfortunately, this isn’t the first time the Stilwell Group has been caught stretching the truth. In the Stilwell Group’s 2001 contest for a seat on the board of Oregon Trail Financial Corp., a federal magistrate condemned the Stilwell Group for “unfounded personal attacks on the integrity of the incumbent directors.” The magistrate also noted that “there is a strong probability that, at trial, [Oregon Trail] will succeed on its claims against Stilwell for violation(s) of Rule 14a-9” [the federal anti-fraud proxy regulation].

The Bizarre Stilwell Criticism of our Director Share Purchases. Most incredibly, Stilwell attacks SCPIE because in 1999 our Company loaned certain of your directors money – on a full recourse, interest-bearing basis – to permit them to buy shares of our stock at nearly $28.00 per share. This criticism is almost silly. As is commonly understood, it is good corporate practice for directors to have an equity interest in the companies which they manage. These loans served only to align further the directors’ interests with the interests of all the Company’s stockholders.

The last thing our Company needs is a corporate raider with Joe Stilwell’s background and propensity to misrepresent the facts controlling three seats on our board.

The Board’s Recommendation:

We urge you to carefully review SCPIE’s proxy statement and vote FOR the Board’s nominees: Kaj Ahlmann, Willis T. King, Jr. and Elizabeth A. Murphy, by signing, dating and returning the enclosed WHITE proxy card.

Please discard any GOLD proxy card you may receive from the other group.

If you need any assistance or have any questions, please call MacKenzie Partners, our information agent, toll-free at 800-322-2885 or collect at 212-929-5500, or call our investor relations office at 310-551-5948.

Very truly yours,

Donald J. Zuk
President and Chief Executive Officer

Mitchell S. Karlan, M.D.
Chairman

Important Additional Information Will be Filed with the SEC

On May 8, 2006, SCPIE filed a definitive proxy statement with the SEC and mailed it to SCPIE’s stockholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT SCPIE HAS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Security holders are able to obtain a free copy of the proxy statement and other related documents filed by SCPIE at the SEC’s website at www.sec.gov. SCPIE’s proxy statement and other related documents may also be obtained from SCPIE free of charge by contacting SCPIE’s Communications Department at (310) 551-5942.

LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN SCPIE’S DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON MAY 8, 2006, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov. SINCE SUCH DATE, WILLIAM A. RENERT, M.D. SOLD 1,895 SHARES OF SCPIE’S COMMON STOCK ON MAY 12, 2006.

Forward-Looking Statements

In addition to historical information, this letter contains forward-looking statements that are based upon SCPIE‘s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Successful withdrawal from the assumed reinsurance business, expansion of liability insurance business in its principal market and improved performance and profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core business, and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of SCPIE. SCPIE is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions. Forward-looking statements also include statements herein regarding SCPIE’s upcoming Annual Meeting of Stockholders. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by SCPIE or any other person that SCPIE‘s objectives or plans will be realized.